As filed with the Securities and Exchange Commission on August 13, 1998
                                                     Registration No. 333-_____
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          James River Bankshares, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

            Virginia                                  54-1740210
      (State or Other Jurisdiction of(IRS Employer Identification No.) Incorporation or Organization)

      1512 Holland Road
           Suffolk, VA                                   23434
      (Address of Principal Executive Offices)       (Zip Code)

              Virginia Bankers Association Master Defined Contribution Plan
                        for James River Bankshares, Inc.
                            (Full Title of the Plan)

                              Jody M. Wagner, Esq.
                                Kaufman & Canoles
                                 P. O. Box 3037
                             Norfolk, VA 23514-3037
                     (Name and Address of Agent for Service)

                                      (757) 624-3294
                          (Telephone Number, Including
                        Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

===========================================================================================
                                                           Proposed
     Title of                            Proposed           Maximum
    Securities          Amount            Maximum          Aggregate         Amount of
      to be              to be        Offering Price       Offering        Registration
    Registered       Registered(1)     Per Share(2)        Price(2)           Fee(2)
===========================================================================================
Common Stock,
$5.00 par value         75,000           $21.75            $1,631,250         $481.22
===========================================================================================

(1) This Registration Statement covers shares of Common Stock of James River Bankshares, Inc. which may be offered or sold pursuant to the Virginia Bankers Association Master Defined Contribution Plan for James River Bankshares, Inc. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. Pursuant to Rule 457(h)(2), no separate registration fee is required with respect to the interests in the Plan. This Registration Statement also relates to an indeterminate number of shares of Common Stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416(a).

(2) Pursuant to Rules 457(c) and 457(h), the registration fee was computed using $21.75 per share of Common Stock, the average of the high and the low sales prices of the Common Stock reported by the consolidated reporting system of the National Association of Securities Dealers, Inc. National Market System as of August 11, 1998.

                                   PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT
                        AND NOT REQUIRED IN PROSPECTUS


Item 3:  Incorporation of Documents by Reference.

      The following documents of James River Bankshares, Inc., a Virginia corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission"), are incorporated by reference into this Registration
Statement:

            (a) The Company's Annual Report on Form 10-K for the Company's fiscal year ended December 31, 1997 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act").

            (b) All reports filed by the Company pursuant to Section 13(a) of the 1934 Act since the end of the Company's fiscal year ended December 31, 1997.

            (c) The description of the Company's Common Stock registered under the 1934 Act contained in the Company's Registration Statement on Form 8-A, which became effective on June 29, 1995.

            (d) The Plan's Annual Report on Form 11-K for the Plan's fiscal year ended December 31, 1996 filed pursuant to Section 15(d) of the 1934 Act on the date hereof.

      All reports and other documents subsequently filed by the Company or the Plan (as defined below) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

            Any statement contained in a document incorporated in this Registration Statement by reference shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated in this Registration Statement by reference modifies or replaces such statement. The term "Plan" as used herein means the Virginia Bankers Association Master Defined Contribution Plan for James River Bankshares, Inc.

Item 4:  Description of Securities.

      Not applicable.

Item 5:  Interests of the Named Experts and Counsel.

      Not applicable.

Item 6:  Indemnification of Directors and Officers.

      Section 13.1-692.1 of the Virginia Stock Corporation Act (the "Act") provides that in any proceeding brought by or in the right of a corporation or brought by or on behalf of shareholders of the corporation, the damages assessed against an officer or director arising out of a single transaction, occurrence or course of conduct shall not exceed the lesser of (1) the monetary amount, including the elimination of liability, specified in the articles of incorporation or, if approved by the shareholders, in the bylaws as a limitation on or elimination of the liability of the officer or director, or (2) the greater of (i) $100,000 or (ii) the amount of cash compensation received by the officer or director from the corporation during the 12 months immediately preceding the act or omission for which liability was imposed. The liability of an officer or director may not be limited under this section of the Act if the officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law, including, without limitation, any claim of unlawful insider trading or manipulation of the market for any security.

      Section 13.1-697 of the Act authorizes a Virginia corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding. A Virginia corporation may not indemnify a director under this section in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Section 13.1-698 provides that, unless limited by its articles of incorporation, a Virginia corporation must indemnify a director who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Section 13.1-702 of the Act authorizes a Virginia corporation to indemnify its officers, employees or agents to the same extent as directors.

      The Company's Articles of Incorporation provide that to the full extent that the Act permits the limitation or elimination of the liability of directors or officers, a director or officer of the Company shall not be liable to the Company or its shareholders for monetary damages. The Company's Articles of Incorporation also provide that to the full extent permitted and in the manner prescribed by the Act and any other applicable law, the Company shall indemnify a director or officer of the Company who is or was a party to any proceeding by reason of the fact that he is or was such a director or officer or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Any aforesaid reference to directors, officers, employees or agents includes former directors, officers, employees and agents and their respective heirs, executors and administrators.

      Officers and directors of the Company are covered by insurance that (with certain exceptions and within certain limitations) indemnifies them against losses and liabilities arising from an alleged "harmful act," including any alleged error or misstatement or misleading statement or wrongful act or omission or neglect or breach of duty.

Item 7:  Exemption from Registration Claimed.

      Not applicable.

Item 8:  Exhibits.

    Number                            Description
     4.1 Articles of Incorporation of James River Bankshares, Inc. (incorporated herein by reference to the Registrant's Registration Statement on Form S-4, as amended, Registration No. 33-88322, filed with the Securities and Exchange Commission on January 6, 1995).

     4.2 Bylaws of James River Bankshares, Inc. (incorporated herein by reference to the Registrant's Registration Statement on Form S-4, as amended, Registration No. 33-88322, filed with the Securities and Exchange Commission on January 6, 1995).

     4.3 Form of James River Bankshares, Inc. Common Stock Certificate (incorporated by reference to the Registrant's Registration Statement on Form S-4, as amended, Registration No. 33-88322, filed with the Securities and Exchange Commission on January 6, 1995).

     23.1      Consent of Goodman & Company, L.L.P.

     24 Powers of Attorney (included on the signature pages of this Registration Statement).

      In lieu of an opinion of counsel concerning compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended, and an Internal Revenue Service ("IRS") determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended, the Company hereby undertakes to submit the Plan and any amendments thereto to the IRS in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

Item 9:  Undertakings.

            (a)   The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i)   to   include   any   prospectus    required   by
Section 10(a)(3) of the Securities Act of 1933;

                        (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                        (iii) to  include  any   material   information   with
respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report or the Plan's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein; and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Suffolk, Commonwealth of Virginia, on July 23, 1998.


                                    JAMES RIVER BANKSHARES, INC.


                                    By:       /s/ Harold  U. Blythe
                                        -----------------------------------
                                          Harold U. Blythe, President


                              POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person, in so signing, also makes, constitutes and appoints Harold U. Blythe his true and lawful attorney-in-fact in his place and stead, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments to this Registration Statement.

      Witness our hands and common seals on the date set forth below.



        Signature                     Title                    Date
/s/ G. P. Jackson          Chairman of the Board and
------------------------   Director                     July 23, 1998
G. P. Jackson

/s/ Bruce B. Gray          Vice Chairman of the Board
------------------------   and Director                 July 23, 1998
Bruce B. Gray

                           President and Chief
                           Executive
                           Officer, Director
/s/ Harold U. Blythe       (Principal Executive
------------------------   Officer)                     July 23, 1998
Harold U. Blythe

                           Senior Vice-President and
                           Chief Financial Officer
/s/ Donald W. Fulton, Jr.  (Principal Financial and
------------------------   Accounting Officer)          July 23, 1998
Donald W. Fulton, Jr.

/s/ James E. Butler, Jr.
------------------------   Director                     July 23, 1998
James E. Butler, Jr.


/s/ Elmon T Gray
------------------------   Director                     July 23, 1998
Elmon T. Gray

/s/ Horace R. Higgins, Jr.
------------------------   Director                     July 23, 1998
Horace R. Higgins, Jr.

/s/ Ben P. Kanak
------------------------   Director                     July 23, 1998
Ben P. Kanak

/s/ John A. Ramsey, Jr.
------------------------   Director                     July 23, 1998
John A. Ramsey, Jr.

/s/ Robert E. Spencer, Jr.
------------------------   Director                     July 23, 1998
Robert E. Spencer, Jr.

/s/ James C. Stewart
------------------------   Director                     July 23, 1998
James C. Stewart

      Pursuant to the requirements of the Securities Act of 1933, the Virginia Bankers Association Master Defined Contribution Plan for James River Bankshares, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Suffolk, Commonwealth of Virginia, on July 29, 1998.


                        Virginia Bankers Association Master
                        Defined Contribution Plan for James
                        River Bankshares, Inc.


                        By:  /s/ Bette J. Albert
                        Title: Vice President-Virginia
                               Bankers Association Benefits Corporation
                               (Plan Trustee)

                                EXHIBIT INDEX

      The following exhibits are filed herewith unless otherwise indicated:
                                                             Sequential
                                                                Page
    Number                      Description                    Number
    ------                      -----------                   ----------
     4.1       Articles of Incorporation of James River           *
               Bankshares, Inc. (incorporated herein by
               reference to the Registrant's Registration
               Statement on Form S-4, as amended,
               Registration No. 33-88322, filed with the
               Securities and Exchange Commission on
               January 6, 1995).
     4.2       Bylaws of James River Bankshares, Inc.             *
               (incorporated herein by reference to the
               Registrant's Registration Statement on Form
               S-4, as amended, Registration No. 33-88322,
               filed with the Securities and Exchange
               Commission on January 6, 1995).
     4.3       Form of James River Bankshares, Inc. Common        *
               Stock Certificate (incorporated by reference
               to the Registrant's Registration Statement on
               Form S-4, as amended, Registration No.
               33-88322, filed with the Securities and
               Exchange Commission on January 6, 1995).
    **23.1     Goodman & Company, L.L.P.
      24       Powers of Attorney (included on the
               signature pages of this Registration
               Statement).



* Not filed herewith. In accordance with Rule 12b-32 of the General Rules and Regulations under the Securities Exchange Act of 1934, the exhibit is incorporated by reference.
**    Filed herewith.